Exhibit 99.1

111 W 19th Street, 8th Floor New York, NY 10011

New Fortress Energy Announces Record Fourth Quarter and Full Year 2023 Results

February 29, 2024

NEW YORK -- New Fortress Energy Inc. (Nasdaq: NFE) (“NFE” or the “Company”) today reported its financial results for the fourth quarter and for the year ended December 31, 2023.

Summary Highlights
•Adjusted EBITDA(1) of $388 million in the fourth quarter of 2023 and $1.3 billion in the full year 2023
•Net income of $215 million in the fourth quarter of 2023 and $549 million in the full year 2023
•Adjusted EPS(2) of $1.01 on a fully diluted basis in the fourth quarter of 2023 and $2.75 in the full year 2023
•EPS of $1.06 on a fully diluted basis in the fourth quarter of 2023 and $2.65 in the full year 2023
•Funds from Operations per share(3) of $1.36 on a fully diluted basis in the fourth quarter of 2023 and $3.56 in the full year 2023; Funds from Operations(3) is calculated as Net income attributable to stockholders(2) plus Depreciation and amortization, and the Company believes this is an important metric of our quarterly and annual performance

"This year was a record by all of our reported metrics and importantly, during the second half of the year, there was no profit from Cargo Sales recorded. In other words, all of our performance was a result of downstream operating results. This is a major change in the Company’s performance, and a significant and meaningful improvement in both the quality and quantity of our results." said Wes Edens, NFE president and chief executive officer.

Operational Highlights
In Brazil, we completed the Barcarena and Santa Catarina terminals and placed them into service(4) in February 2024. This marks a significant milestone as it now fully opens our Brazil operations, and we expect to begin generating revenue in March 2024. The Brazilian gas and power markets are growing significantly, and our terminals give us significant opportunities to grow and expand our Company.

In Puerto Rico, we completed the installation of two FEMA Power plants in 2023, totaling 350 MW of capacity. These have become cornerstone plants in the Puerto Rico power complex and were dispatched approximately 99% of the time since installation.

In Fast LNG, we successfully placed our first unit into its location and are now expecting first LNG(5) in March and First Cargo(5) in April 2024. We also secured financing commitments of $700 million(6) for our second FLNG project located onshore Altamira, Mexico, and expect to complete construction in the first quarter of 2026.(7)

Financial Highlights
In 2023, we generated significant increases in Funds from Operations per share(2), more than doubling compared to the full year 2022. Our Illustrative Goal is to nearly double these metrics again in the full year 2024.(8)(9)

At the same time, our Gross(10) and Net Capex(11) peaked and are expected to decline significantly from prior years beginning in 2024 and beyond.

(in millions, except per share amounts)	Year ended December 31, 2021	Year ended December 31, 2022	Year ended December 31, 2023	Illustrative Goals(8)(9)(15)(16)(17) Year ended December 31, 2024
EPS (diluted)	$0.47	$0.93	$2.65	$ ~5.00
Funds From Operations(3)/share	$0.97	$1.61	$3.56	$ ~6.00

Gross Capex(10)	$ ~600	$ ~1,100	$ ~2,800	$ ~1,500
(-) Asset Level Financings	$ ~(100)	$ ~(300)	$ ~(400)	$ ~(1,250)
Net Capex(11)	$ ~500	$ ~800	$ ~2,400	$ ~250

On February 26, 2024, NFE’s Board of Directors approved a dividend of $0.10 per share, with a record date of March 15, 2024 and a payment date of March 27, 2024.(12)

Company Overview
The Company is now a fully integrated LNG and power company. We own, operate, or provide natural gas to thirty plants in five countries with total capacity of approximately 8.7 GW(18)(19). Our downstream assets operate in some of the highest growth regions in the world driven by fuel switching and new power generation. As a result, our business generates peer leading margins, excess asset capacity, and accelerating free cash flow at minimal additional capital.

Financial Detail

	Three Months Ended		Year Ended
(in millions, except per share amounts)	September 30, 2023	December 31, 2023	December 31, 2023
Revenues	$514.5	$758.4	$2,413.3
Net income	$62.3	$214.9	$548.9
Diluted EPS	$0.30	$1.06	$2.65
Adjusted net income	$53.4	$206.6	$566.9
Adjusted EPS(13)	$0.26	$1.01	$2.75
Terminals and Infrastructure Segment Operating Margin(14)	$194.7	$373.2	$1,209.5
Ships Segment Operating Margin(14)	$54.9	$54.2	$242.2
Total Segment Operating Margin(14)	$249.7	$427.4	$1,451.7
Adjusted EBITDA(1)	$208.4	$387.6	$1,282.4

The Company continues to evaluate opportunities to refinance all or a portion of its 6.75% senior secured notes due September 2025.

Please refer to our Q4 2023 Investor Presentation (the “Presentation”) for further information about the following terms:
1)“Adjusted EBITDA,” see definition and reconciliation of this non-GAAP measure in the exhibits to this press release.
2) “Adjusted EPS” is not a measurement of financial performance under GAAP and should not be considered in isolation or as an alternative to any measure of performance or liquidity derived in accordance with GAAP. We calculate Adjusted EPS as Adjusted Net Income (Note 13 below) divided by the weighted average shares outstanding on a fully diluted basis for the period indicated. We believe this non-GAAP measure, as we have defined it, offers a useful supplemental view of the overall evaluation of the Company in a manner that is consistent with metrics used for management’s evaluation of the Company’s overall performance. Adjusted EPS does not have a standardized meaning, and different companies may use different definitions. Therefore, this term may not be necessarily comparable to similarly titled measures reported by other companies.
3) “Funds From Operations per share” means our Net Income attributable to stockholders plus Depreciation and Amortization divided by the weighted average shares outstanding on a fully diluted basis for the period indicated. Management believes that FFO is a helpful measure in evaluating the performance of the Company has and will have significant amounts of Depreciation due to its infrastructure projects. FFO should not be considered as an alternative to net income (determined in accordance with GAAP), nor as the sole indicator of the Company’s financial performance, nor as an alternative to cash flows from operating activities (determined in accordance with GAAP), nor as a measure of the Company’s liquidity, nor is it necessarily indicative of sufficient cash flow to fund all of the Company’s needs. Other companies may define this term in a different manner. We believe that in order to facilitate a clear understanding of the results of the Company, FFO should be examined in connection with net income and cash flows from operating activities in the consolidated financial statements.
4) "Completed", “Placed into service” or similar statuses (either capitalized or lower case) with respect to a particular project means we expect gas to be made available in the near future, gas has been made available to the relevant project, or that the relevant project is in full commercial operations. Where gas is going to be made available or has been made available but full commercial operations have not yet begun, full commercial operations will occur later than, and may occur substantially later than, our reported Operational, Completion or Deployment date, and we may not generate any revenue until full commercial operations have begun. We cannot assure you if or when such projects will reach full commercial operation. Our ability to export liquefied natural gas depends on our ability to obtain export and other permits from governmental and regulatory agencies. No assurance can be given that we will receive required permits, approvals and authorizations from governmental and regulatory agencies in connection with the exportation of liquefied natural gas on a timely basis or at all or that, once received, we will be able to maintain in full force and effect, renew or replace such permits, approvals and authorizations.
5) “First Gas” or “First LNG” or “First Cargo” refers to the date on which (or, for future dates, management's current estimate of the date on which) natural gas, LNG or cargo sales are expected for a project, including a facility in development. Full commercial operation of such project will occur later than, and may occur substantially later than, the date of first gas or first LNG. We cannot assure you if or when such projects will reach the date of delivery of first gas, LNG or Cargo, or full commercial operations
6) The Company has signed a commitment letter to enter into a $700 million term loan to complete construction of the Second FLNG unit onshore Altamira. Closing of the financing is subject to the finalization of a credit agreement and the satisfaction of customary closing conditions, and the Company can make no assurance that the financing will be completed.
7) Lead times and expected development times used in this Presentation indicate our internal evaluations of a project’s expected timeline. They refer to us completing certain stages of projects within a timeframe and within a spectrum of budget parameters that, when taken as a whole, are substantially consistent with our business model. These timeframes include assumptions regarding items that are outside our control, including permitting, weather, supply of equipment and materials, and other potential sources of delay. To the extent that projects have not yet started or are currently under development, we can make no assurance that such projects are on track within the timeline parameters we establish. Additionally, the construction of facilities is inherently subject to the risks of cost overruns and delays. If we are unable to construct, commission, complete and operate any of our facilities as expected, or, when and if constructed, any of them do not accomplish our goals, estimates regarding timelines, budget and savings could be materially and adversely affected.
8) “Illustrative EPS Goal” is not a measurement of financial performance under GAAP and should not be considered in isolation or as an alternative to any measure of performance or liquidity derived in accordance with GAAP. We calculate Illustrative EPS Goal as Illustrative Net Income (attributable to common stockholders) Goal divided by the weighted average shares outstanding on a fully diluted basis as of today’s date. We believe this non-GAAP measure, as we have defined it, offers a useful supplemental view of the overall evaluation of the Company in a manner that is consistent with metrics used for management’s evaluation of the Company’s overall performance. Illustrative EPS Goal does not have a standardized meaning, and different companies may use different definitions. Therefore, this term may not be necessarily comparable to similarly titled measures reported by other companies. “Illustrative Net Income (attributable to common stockholders) Goal” reflects our illustrative Total Segment Operating Margin, excluding interest expenses from our debt facilities assuming a weighted average interest rate of 8.7% on $8.4 billion pro forma outstanding debt offset by capitalized income of approximately $300 million in 2024, taxed at an effective tax rate of approximately 15%, corporate SGA expenses of approximately $150 million in 2024, interest on outstanding cash balances equal to approximately 5.25% on unrestricted cash accounts, and depreciation and amortization in the amount of $300 million in 2024, including FLNG depreciated over a 20-year life starting on its expected date of start of operations. References to amounts and the Illustrative Net Income (attributable to common stockholders) Goal (i) is not based on the Company’s historical operating results, which are limited, and (ii) does not purport to be an actual representation of our future economics. Actual circumstances could differ materially from the assumptions, and actual performance and results could differ materially from, and there can be no assurance that they will reflect, our corporate goal. For periods after 2024, Illustrative Net Income (attributable to common stockholders) Goal will be calculated in the same manner.
9) “Illustrative FFO/share Goal” is not a measurement of financial performance under GAAP and should not be considered in isolation or as an alternative to any measure of performance or liquidity derived in accordance with GAAP. We calculate Illustrative FFO/share Goal as Illustrative FFO divided by the weighted average shares outstanding on a fully diluted basis as of today’s date. “Illustrative FFO Goal” means our Illustrative Net Income (attributable to common stockholders) Goal plus Illustrative Depreciation and Amortization of $300 million for 2024. We believe this non-GAAP measure, as we have defined it, offers a useful supplemental view of the overall evaluation of the Company in a manner that is consistent with metrics used for management’s evaluation of the Company’s overall performance. Illustrative EPS Goal does not have a standardized meaning, and different companies may use different definitions. Therefore, this term may not be necessarily comparable to similarly titled measures reported by other companies. For periods after 2024, Illustrative FFO Goal will be calculated in the same manner..
10)“Gross capex” includes all cash payments to vendors in such period related to new projects or projects Under Development excluding capitalized interest. Investors are encouraged to review the related GAAP financial measures, and not to rely on any single financial measure to evaluate our business. Capex, gross capex, net capex and capital investment or similar metrics are not measurements under GAAP.
11)“Net capex” includes all cash payments in such period related to new projects or projects Under Development less cash proceeds received by the Company for related asset sales or direct asset financings.
12) The payment of dividends under the dividend policy will be made at the discretion of the Board and will be subject to the Board's final determination based on a number of factors, including, but not limited to, the Company's financial performance, its available cash resources, the terms of its indebtedness, its cash requirements, credit rating impacts, alternative uses of cash that the Board may conclude would represent an opportunity to generate a greater return on investment for the Company, and restrictions and other factors the Board deems relevant at the time it determines to declare such dividends. The dividend policy may be revised, suspended, or cancelled at the discretion of the Board at any time.
13) “Adjusted Net Income” means Net Income attributable to stockholders as presented in the relevant Form 10-K or Form 10-Q for the relevant financial period as adjusted by non-cash impairment charges and gains or losses on disposal of our assets.
14) “Total Segment Operating Margin” is the total of our Terminals and Infrastructure Segment Operating Margin and Ships Segment Operating Margin. "Terminals and Infrastructure Segment Operating Margin" included our effective share of revenue, expenses and operating margin attributable to our 50% ownership of Centrais Elétricas de Sergipe Participações S.A. (“CELSEPAR”) prior to the disposition of this investment in the fourth quarter of 2022. "Ships Segment Operating Margin" included our effective share of revenue, expenses and operating margin attributable to our ownership of 50% of the common units of Hilli LLC prior to the disposition of this investment in the first quarter of 2023. Hilli LLC owns Golar Hilli Corporation, the disponent owner of the Hilli Episeyo. Our segment measure also excludes unrealized mark-to-market gains or losses on derivative instruments and certain contract acquisition costs.
15) Illustrative Gross Capex Goal reflects management’s goal for total expected cash payments to vendors in such period related to new projects or projects Under Development excluding any remaining capex related to FLNG 1 as it has achieved First Gas, the Company’s projects in Brazil which are expected to be built with debt financing, and FLNG 3, 4, and 5 which we will look to fund through debt financing or partnership.
16) Represents
management’s goal for financings that will be used to fund capital expenditures at new and existing projects. Certain of these financings have not closed and the Company can make no assurance that the financings will be completed.
17) Illustrative Net Capex Goal is calculated by subtracting Illustrative Financings Goal from Illustrative Gross Capex Goal. Investors are encouraged to review the related GAAP financial measures, and not to rely on any single financial measure to evaluate our business.
18) GW means 1 billion watts. 8.7GW is based on management’s estimate of the maximum amount of GW of power that the Company either owns, manages or supplies.
19) Management’s estimate of potential capacity and utilization at the Company’s operating terminals and terminals under development. Actual capacity may be lower, especially for terminals that are not yet fully Operational (Barcarena, Santa Caterina and Nicaragua).

Additional Information
For additional information that management believes to be useful for investors, please refer to the presentation posted on the Investors section of New Fortress Energy’s website, www.newfortressenergy.com, and the Company’s most recent Annual Report on Form 10-K, which is available on the Company’s website. Nothing on our website is included or incorporated by reference herein.

Earnings Conference Call
Management will host a conference call on Thursday, February 29, 2024 at 8:00 A.M. Eastern Time. The conference call may be accessed by dialing (888) 256-1007 (toll free from within the U.S.) or +1-323-794-2575 (from outside of the U.S.) fifteen minutes prior to the scheduled start of the call; please reference “NFE Fourth Quarter 2023 Earnings Call” or conference code 6392277.

A simultaneous webcast of the conference call will be available to the public on a listen-only basis at www.newfortressenergy.com under the Investors section under “Events & Presentations.” Please allow time prior to the call to visit the website and download any necessary software required to listen to the internet broadcast. A replay of the conference call will be available at the same website location shortly after the conclusion of the live call.

About New Fortress Energy Inc.
New Fortress Energy Inc. (NASDAQ: NFE) is a global energy infrastructure company founded to help address energy poverty and accelerate the world’s transition to reliable, affordable, and clean energy. The company owns and operates natural gas and liquefied natural gas (LNG) infrastructure and an integrated fleet of ships and logistics assets to rapidly deliver turnkey energy solutions to global markets. Collectively, the company’s assets and operations reinforce global energy security, enable economic growth, enhance environmental stewardship and transform local industries and communities around the world.

Cautionary Statement Concerning Forward-Looking Statements
This press release contains certain statements and information that may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release other than historical information are forward-looking statements that involve known and unknown risks and relate to future events, our future financial performance or our projected business results. You can identify these forward-looking statements by the use of forward-looking words such as “expects,” “may,” “will,” “can,” “could,” “should,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” “believes,” “schedules,” “progress,” “targets,” “budgets,” “outlook,” “trends,” “forecasts,” “projects,” “guidance,” “focus,” “on track,” “goals,” “objectives,” “strategies,” “opportunities,” “poised,” or the negative version of those words or other comparable words. Forward looking statements include: our expectation regarding raising external financing; the successful development, construction, completion, operation and/or deployment of facilities and the timing of first gas or first LNG, including our FLNG, Brazil, Nicaragua and Puerto Rico projects, on time, within budget and within the expected specifications, capacity and design; our expectation regarding increases in earnings and decreases in capital expenditures beginning in 2024, Illustrative Adjusted EPS and FFO Goals; our expectation regarding the common dividend; and future strategic plans; and all the information in the exhibits to this press release. These forward-looking statements are necessarily estimates based upon current information and involve a number of risks, uncertainties and other factors, many of which are outside of the Company’s control. Actual results or events may differ materially from the results anticipated in these forward-looking statements. Specific factors that could cause actual results to differ from those in the forward-looking statements include, but are not limited to: risks related to the development, construction, completion or commissioning schedule for the facilities; risks related to the operation and maintenance of our facilities and assets; failure of our third-party contractors, equipment manufacturers, suppliers and operators to perform their obligations for the development, construction and operation of our projects, vessels and assets; our ability to implement our business strategy; the risk that proposed transactions may not be completed in a timely manner or at all, including related to the Company’s proposed Asset Sales, including whether a market will develop for such assets and whether the Company will be able to agree to acceptable pricing and other terms offered by potential buyers; inability to successfully develop and implement our technological solutions, including our Fast LNG technology, or that we do not receive the benefits we expect from the Fast LNG technology; cyclical or other changes in the LNG and natural gas industries; competition in the energy industry; the receipt of permits, approvals and authorizations from governmental and regulatory agencies on a timely basis or at all; new or changes to existing governmental policies, laws, rules or regulations, or the administration thereof; failure to maintain sufficient working capital and to generate revenues, which could adversely affect our ability to fund our projects; adverse regional, national, or international economic conditions, adverse capital market conditions and adverse political developments; and the impact of public health crises, such as pandemics and epidemics and any related company or government policies and actions to protect the health and safety of individuals or government policies or actions to maintain the functioning of national or global economies and markets. These factors are not necessarily all of the important factors that could cause actual results to differ materially from those expressed in any of the Company’s forward-looking statements. Other known or unpredictable factors could also have material adverse effects on future results. Any forward-looking statement speaks only as of the date on which it is made, and we undertake no duty to update or revise any forward-looking statements, even though our situation may change in the future or we may become aware of new or updated information relating to such forward-looking statements. New factors emerge from time to time, and it is not possible for the Company to predict all such factors. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements included in New Fortress Energy Inc.’s annual and quarterly reports filed with the Securities and Exchange Commission, which could cause its actual results to differ materially from those contained in any forward-looking statement.

Investor Relations:
Chance Pipitone
ir@newfortressenergy.com

Media Relations:
Ben Porritt
press@newfortressenergy.com
(516) 268-7403
Source: New Fortress Energy Inc.

Exhibits – Financial Statements
Consolidated Statements of Operations
For the three months ended September 30, 2023 and December 31, 2023
(Unaudited, in thousands of U.S. dollars, except share and per share amounts)

	For the Three Months Ended
	September 30, 2023	December 31, 2023
Revenues
Operating revenue	$420,868	$643,037
Vessel charter revenue	67,287	67,192
Other revenue	26,307	48,129
Total revenues	514,462	758,358

Operating expenses
Cost of sales (exclusive of depreciation and amortization shown separately below)	208,260	258,485
Vessel operating expenses	11,613	9,092
Operations and maintenance	44,479	61,938
Selling, general and administrative	49,107	48,056
Transaction and integration costs	2,739	2,159
Depreciation and amortization	48,670	62,164
Asset impairment expense	—	10,958
Gain on sale of assets, net	(7,844)	(21,534)
Total operating expenses	357,024	431,318
Operating income	157,438	327,040
Interest expense	64,822	76,951
Other (income) expense, net	5,573	(13,586)
Loss on extinguishment of debt, net	—	—
Income before income from equity method investments and income taxes	87,043	263,675
Income (loss) from equity method investments	489	(2,766)
Tax provision	25,194	46,037
Net income	62,338	214,872
Net (income) loss attributable to non-controlling interest	(1,117)	2,335
Net income attributable to stockholders	$61,221	$217,207

Net income per share – basic	$0.30	$1.06
Net income per share – diluted	$0.30	$1.06

Weighted average number of shares outstanding – basic	205,032,928	205,032,928
Weighted average number of shares outstanding – diluted	205,032,928	205,563,276

Adjusted EBITDA
For the three months and year ended December 31, 2023
(Unaudited, in thousands of U.S. dollars)

Adjusted EBITDA is not a measurement of financial performance under GAAP and should not be considered in isolation or as an alternative to income from operations, net income, cash flow from operating activities or any other measure of performance or liquidity derived in accordance with GAAP. We believe this non-GAAP measure, as we have defined it, offers a useful supplemental view of the overall operation of our business in evaluating the effectiveness of our ongoing operating performance in a manner that is consistent with metrics used for management’s evaluation of our overall performance and to compensate employees. We believe that Adjusted EBITDA is widely used by investors to measure a company’s operating performance without regard to items such as interest expense, taxes, depreciation, and amortization which vary substantially from company to company depending on capital structure, the method by which assets were acquired and depreciation policies. Further, we exclude certain items from our SG&A not otherwise indicative of ongoing operating performance.
We calculate Adjusted EBITDA as net income, plus transaction and integration costs, contract termination charges and loss on mitigations sales, depreciation and amortization, asset impairment expense, interest expense, net, other (income) expense, net, loss on extinguishment of debt, changes in fair value of non-hedge derivative instruments and contingent consideration, tax expense, and adjusting for certain items from our SG&A not otherwise indicative of ongoing operating performance, including non-cash share-based compensation and severance expense, non-capitalizable development expenses, cost to pursue new business opportunities and expenses associated with changes to our corporate structure, certain non-capitalizable contract acquisition costs plus our pro rata share of Adjusted EBITDA from certain unconsolidated entities, less the impact of equity in earnings (losses) of certain unconsolidated entities and gains from the sale of assets.
Adjusted EBITDA is mathematically equivalent to our Total Segment Operating Margin, as reported in the segment disclosures within our financial statements, minus Core SG&A, including our pro rata share of such expenses of certain unconsolidated entities. Core SG&A is defined as total SG&A adjusted for non-cash share-based compensation and severance expense, non-capitalizable development expenses, cost of exploring new business opportunities and expenses associated with changes to our corporate structure. Core SG&A excludes certain items from our SG&A not otherwise indicative of ongoing operating performance.
The principal limitation of this non-GAAP measure is that it excludes significant expenses and income that are required by GAAP to be recorded in our financial statements. Investors are encouraged to review the related GAAP financial measures and the reconciliation of the non-GAAP financial measure to our GAAP net income, and not to rely on any single financial measure to evaluate our business. Adjusted EBITDA does not have a standardized meaning, and different companies may use different Adjusted EBITDA definitions. Therefore, Adjusted EBITDA may not be necessarily comparable to similarly titled measures reported by other companies. Moreover, our definition of Adjusted EBITDA may not necessarily be the same as those we use for purposes of establishing covenant compliance under our financing agreements or for other purposes. Adjusted EBITDA should not be construed as alternatives to net income and diluted earnings per share attributable to New Fortress Energy, which are determined in accordance with GAAP.

The following table sets forth a reconciliation of net income to Adjusted EBITDA for the three months ended September 30, 2023 and December 31, 2023 and the year ended December 31, 2023:

(in thousands)	Three Months Ended September 30, 2023	Three Months Ended December 31, 2023	Year Ended December 31, 2023
Total Segment Operating Margin	$249,687	$427,352	$1,451,690
Less: Core SG&A (see definition above)	41,289	39,780	169,246
Less: Pro rata share Core SG&A from unconsolidated entities	—	—	14
Adjusted EBITDA (Non-GAAP)	$208,398	$387,572	$1,282,430

Net income	$62,338	$214,872	$548,876
Add: Interest expense	64,822	76,951	277,842
Add: Tax provision	25,194	46,037	115,513
Add: Depreciation and amortization	48,670	62,164	187,324
Add: Asset impairment expense	—	10,958	10,958
Add: SG&A items excluded from Core SG&A (see definition above)	7,818	8,276	35,858
Add: Transaction and integration costs	2,739	2,159	6,946
Add: Other (income) expense, net	5,573	(13,586)	10,408
Add: Changes in fair value of non-hedge derivative instruments and contingent consideration	(423)	(1,491)	106,392
Add: Loss (gain) on sale of assets, net	(7,844)	(21,534)	(29,378)
Add: Pro rata share of Adjusted EBITDA from unconsolidated entities	—	—	15,431
Add: Loss (income) from equity method investments	(489)	2,766	(9,972)
Add: Contract acquisition cost	—	—	6,232
Adjusted EBITDA	$208,398	$387,572	$1,282,430

Segment Operating Margin
(Unaudited, in thousands of U.S. dollars)

Performance of our two segments, Terminals and Infrastructure and Ships, is evaluated based on Segment Operating Margin. Segment Operating Margin reconciles to Consolidated Segment Operating Margin as reflected below, which is a non-GAAP measure. We define Consolidated Segment Operating Margin as GAAP net income, adjusted for selling, general and administrative expense, transaction and integration costs, contract termination charges and loss on mitigation sales, depreciation and amortization, asset impairment expense, gains on asset sales, interest expense, other (income) expense, loss on extinguishment of debt, net, (income) loss from equity method investments and tax (benefit) expense. Consolidated Segment Operating Margin is mathematically equivalent to Revenue minus Cost of sales minus Operations and maintenance minus Vessel operating expenses, each as reported in our financial statements.

Year Ended December 31, 2023
(in thousands of $)	Terminals and Infrastructure ⁽¹⁾	Ships	Total Segment	Consolidation and Other⁽¹⁾	Consolidated
Segment Operating Margin	$1,209,472	$242,218	$1,451,690	$(128,069)	$1,323,621
Less:
Selling, general and administrative					205,104
Transaction and integration costs					6,946
Depreciation and amortization					187,324
Asset impairment expense					10,958
Interest expense					277,842
Other (income) expense, net					10,408
Gain on sale of assets, net					(29,378)
(Income) from equity method investments					(9,972)
Tax provision					115,513
Net income					548,876

(1)Consolidation and Other also adjusts for the exclusion of the unrealized mark-to-market gain or loss on derivative instruments in our segment measure.

Three Months Ended December 31, 2023
(in thousands of $)	Terminals and Infrastructure ⁽¹⁾	Ships	Total Segment	Consolidation and Other ⁽¹⁾	Consolidated
Segment Operating Margin	$373,154	$54,198	$427,352	$1,491	$428,843
Less:
Selling, general and administrative					48,056
Transaction and integration costs					2,159
Depreciation and amortization					62,164
Asset impairment expense					10,958
Gain on sale of assets, net					(21,534)
Interest expense					76,951
Other (income), net					(13,586)
Loss from equity method investments					2,766
Tax provision (benefit)					46,037
Net income					214,872

(1)Consolidation and Other also adjusts for the exclusion of the unrealized mark-to-market gain or loss on derivative instruments in our segment measure.

Three Months Ended September 30, 2023
(in thousands of $)	Terminals and Infrastructure ⁽¹⁾	Ships	Total Segment	Consolidation and Other ⁽¹⁾	Consolidated
Segment Operating Margin	$194,743	$54,944	$249,687	$423	$250,110
Less:
Selling, general and administrative					49,107
Transaction and integration costs					2,739
Depreciation and amortization					48,670
Interest expense					64,822
Other (income) expense, net					5,573
Gain on sale of assets, net					(7,844)
(Income) from equity method investments					(489)
Tax provision					25,194
Net income					62,338

(1)Consolidation and Other also adjusts for the exclusion of the unrealized mark-to-market gain or loss on derivative instruments in our segment measure.

Adjusted Net Income and Adjusted Earnings per Share
(Unaudited, in thousands of U.S. dollars)

The following table sets forth a reconciliation between net income attributable to stockholders and earnings per share adjusted for non-cash impairment charges and losses on disposals of assets.

	Three months ended September 30, 2023	Three months ended December 31, 2023	Year ended December 31, 2023	Year ended December 31, 2022
Net income attributable to stockholders	$61,221	$217,207	$547,882	$194,479
Non-cash impairment charges, net of tax	—	10,958	10,958	381,302
Gain on sale of assets	(7,844)	(21,534)	(29,378)	—
Loss on disposal of investment in Hilli LLC	—	—	37,401	—
Adjusted net income	$53,377	$206,631	$566,863	$575,781

Weighted-average shares outstanding - diluted	205,032,928	205,563,276	206,481,977	209,854,413

Adjusted earnings per share	$0.26	$1.01	$2.75	$2.74

Funds from Operations
For the three months and year ended December 31, 2023
(Unaudited, in thousands of U.S. dollars)

The following table sets forth a reconciliation between net income attributable to stockholders and Funds from operations ("FFO") and FFO per share. We have defined FFO as net income attributable to stockholders, adjusted by depreciation and amortization, each as reported in our financial statements.

	Three months ended December 31, 2023	Year ended December 31, 2023	Year ended December 31, 2022
Net income attributable to stockholders	$217,207	$547,882	$194,479
Plus: Depreciation and amortization	62,164	187,324	142,640
Funds from operations	$279,371	$735,206	$337,119
Weighted-average shares outstanding - diluted	205,563,276	206,481,977	209,854,413
Funds from operations / share	$1.36	$3.56	$1.61

Consolidated Balance Sheets
As of December 31, 2023 and 2022
(Unaudited, in thousands of U.S. dollars, except share amounts)

	December 31, 2023	December 31, 2022
Assets
Current assets
Cash and cash equivalents	$155,414	$675,492
Restricted cash	155,400	165,396
Receivables, net of allowances of $1,158 and $884, respectively	342,371	280,313
Inventory	113,684	39,070
Prepaid expenses and other current assets, net	213,104	226,883
Total current assets	979,973	1,387,154

Construction in progress	5,348,294	2,418,608
Property, plant and equipment, net	2,481,415	2,116,727
Equity method investments	137,793	392,306
Right-of-use assets	588,385	377,877
Intangible assets, net	51,815	85,897
Goodwill	776,760	776,760
Deferred tax assets, net	9,907	8,074
Other non-current assets, net	126,903	141,679
Total assets	$10,501,245	$7,705,082

Liabilities
Current liabilities
Current portion of long-term debt and short-term borrowings	$292,625	$64,820
Accounts payable	549,489	80,387
Accrued liabilities	471,675	1,162,412
Current lease liabilities	164,548	48,741
Other current liabilities	227,951	52,878
Total current liabilities	1,706,288	1,409,238

Long-term debt	6,510,523	4,476,865
Non-current lease liabilities	406,494	302,121
Deferred tax liabilities, net	44,444	25,989
Other long-term liabilities	55,627	49,010
Total liabilities	8,723,376	6,263,223

Commitments and contingencies

Stockholders’ equity
Class A common stock, $0.01 par value, 750.0 million shares authorized, 205.0 million issued and outstanding as of December 31, 2023; 208.8 million issued and outstanding as of December 31, 2022	2,050	2,088
Additional paid-in capital	1,038,530	1,170,254
Retained earnings	527,986	62,080
Accumulated other comprehensive income	71,528	55,398
Total stockholders' equity attributable to NFE	1,640,094	1,289,820
Non-controlling interest	137,775	152,039
Total stockholders' equity	1,777,869	1,441,859
Total liabilities and stockholders' equity	$10,501,245	$7,705,082

Consolidated Statements of Operations
For the years ended December 31, 2023, 2022 and 2021
(Unaudited, in thousands of U.S. dollars, except share and per share amounts)

	Year Ended December 31,
	2023	2022	2021
Revenues
Operating revenue	$2,060,212	$1,978,645	$930,816
Vessel charter revenue	276,843	357,158	230,809
Other revenue	76,241	32,469	161,185
Total revenues	2,413,296	2,368,272	1,322,810

Operating expenses
Cost of sales (exclusive of depreciation and amortization shown separately below)	877,451	1,010,428	616,010
Vessel operating expenses	45,439	63,518	51,677
Operations and maintenance	166,785	105,800	73,316
Selling, general and administrative	205,104	236,051	199,881
Transaction and integration costs	6,946	21,796	44,671
Depreciation and amortization	187,324	142,640	98,377
Asset impairment expense	10,958	50,659	—
Gain on sale of assets, net	(29,378)	—	—
Total operating expenses	1,470,629	1,630,892	1,083,932
Operating income	942,667	737,380	238,878
Interest expense	277,842	236,861	154,324
Other expense (income), net	10,408	(48,044)	(17,150)
Loss on extinguishment of debt	—	14,997	10,975
Income before income from equity method investments and income taxes	654,417	533,566	90,729
Income (loss) from equity method investments	9,972	(472,219)	14,443
Tax provision (benefit)	115,513	(123,439)	12,461
Net income	548,876	184,786	92,711
Net (income) loss attributable to non-controlling interest	(994)	9,693	4,393
Net income attributable to stockholders	$547,882	$194,479	$97,104

Net income per share – basic	$2.66	$0.93	$0.49
Net income per share – diluted	$2.65	$0.93	$0.47

Weighted average number of shares outstanding – basic	205,942,837	209,501,298	198,593,042
Weighted average number of shares outstanding – diluted	206,481,977	209,854,413	201,703,176

Consolidated Statements of Cash Flows
For the years ended December 31, 2023, 2022 and 2021
(Unaudited, in thousands of U.S. dollars)

	Year Ended December 31,
	2023	2022	2021
Cash flows from operating activities
Net income	$548,876	$184,786	$92,711
Adjustments for:
Amortization of deferred financing costs and debt guarantee, net	6,589	2,536	14,116
Depreciation and amortization	187,324	143,589	99,544
(Earnings) losses of equity method investees	(9,972)	472,219	(14,443)
Dividends received from equity method investees	5,830	29,372	21,365
Change in market value of derivatives	(3,204)	(136,811)	(8,691)
Deferred taxes	14,938	(279,536)	(8,825)
Share-based compensation	1,573	30,382	37,043
Asset impairment expense	10,958	50,659	—
Earnings recognized from vessels chartered to third parties transferred to Energos	(156,997)	(49,686)	—
Loss on the disposal of equity method investment	37,401	—	—
Gain on asset sales	(29,378)	—	—
Loss on extinguishment of debt	—	14,997	10,975
Loss on sale of net investment in lease	—	11,592	—
Other	21,438	(14,186)	(11,177)
Changes in operating assets and liabilities, net of acquisitions:
(Increase) in receivables	(41,019)	(139,938)	(123,583)
(Increase) in inventories	(39,790)	(7,933)	(11,152)
Decrease (increase) in other assets	41,828	(30,086)	(1,839)
Decrease in right-of-use assets	83,537	63,593	28,576
Increase in accounts payable/accrued liabilities	78,065	67,741	17,527
(Decrease) in lease liabilities	(74,576)	(63,493)	(36,126)
Increase (decrease) in other liabilities	141,335	5,314	(21,251)
Net cash provided by operating activities	824,756	355,111	84,770

Cash flows from investing activities
Capital expenditures	(3,029,834)	(1,174,008)	(669,348)
Cash paid for business combinations, net of cash acquired	—	—	(1,586,042)
Entities acquired in asset acquisitions, net of cash acquired	—	—	(8,817)
Proceeds from sale of net investment in lease	—	593,000	—
Sale of equity method investment	100,000	500,076	—
Asset sales	16,464	—	—
Other investing activities	9,227	(1,794)	(9,354)
Net cash used in investing activities	(2,904,143)	(82,726)	(2,273,561)

Cash flows from financing activities
Proceeds from borrowings of debt	3,005,387	2,032,020	2,434,650
Payment of deferred financing costs	(37,806)	(17,598)	(37,811)
Repayment of debt	(686,508)	(1,520,813)	(461,015)
Payments related to tax withholdings for share-based compensation	(9,519)	(72,602)	(30,124)
Payment of dividends	(723,962)	(99,050)	(88,756)
Other financing activities	(18,642)	—	—
Net cash provided by financing activities	1,528,950	321,957	1,816,944

Impact of changes in foreign exchange rates on cash and cash equivalents	6,168	(3,289)	6,541
Net (decrease) increase in cash, cash equivalents and restricted cash	(544,269)	591,053	(365,306)
Cash, cash equivalents and restricted cash – beginning of period	855,083	264,030	629,336
Cash, cash equivalents and restricted cash – end of period	$310,814	$855,083	$264,030